EXHIBIT 10.5

TERM PROMISSORY NOTE

$7,500,000.00	October 16, 2003
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, QC HOLDINGS, INC., a Kansas corporation, QC FINANCIAL SERVICES, INC., a Missouri corporation, QC FINANCIAL SERVICES OF CALIFORNIA, INC., a California corporation, FINANCIAL SERVICES OF NORTH CAROLINA, INC., a Delaware corporation, CASH TITLE LOANS, INC., a Missouri corporation, TITLE LOANS, INC., a Missouri corporation (collectively, and jointly and severally hereinafter referred to as “Borrower”), promise to pay to the order of BANCO POPULAR, ILLINOIS (“Bank”), at its principal office at 4000 West North Avenue, Chicago, Illinois 60639, or at such other address as Bank shall advise Borrower from time to time, the principal sum of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), at the rate per annum from time to time as announced by Bank as its prime commercial rate plus one percent (1%) floating (the “Interest Rate”). Interest shall be calculated on the basis of a three hundred sixty (360) day year comprised of twelve (12) thirty (30) day months.

Principal and interest due under this Note shall be paid to the holder hereof in equal monthly principal installments of Two Hundred Eight Thousand Three Hundred Thirty-Four Dollars ($208,334.00), together with interest on the outstanding principal balance at the Interest Rate set forth above, commencing on November 30, 2003, and on the last day of each month thereafter for an additional Thirty-Four (34) consecutive months, plus a final payment of all unpaid principal and accrued interest on the 31st day of October, 2006 (the “Maturity Date”).

This Note is given pursuant to that certain Amended and Restated Loan and Security Agreement dated October 16, 2003, which amends and restates that certain Loan Agreement and Security Agreement dated January 7, 2000, as amended (such Amended and Restated Loan and Security Agreement is referred to as the “Loan Agreement”) executed by Borrower, Bank and another, and is secured by the collateral set forth in the Loan Agreement and is effective as of October 16, 2003. The Loan Agreement and other documents executed and delivered to Bank in connection therewith contain provisions for the acceleration of the maturity of this Note.

This Note is being delivered pursuant to the Loan Agreement and is referred to therein as “Loan No. 7”.

If Bank has not received the full amount of any monthly payment, other than the final principal and interest payment, by the end of fifteen (15) calendar days after the date it is due, Borrower shall pay a late charge to Bank in the amount of five percent (5%) of the overdue payment in order to defray part of the expense incident to handling such delinquent payment. Borrower shall pay this late charge only once on any particular late payment. Such late charge shall be in addition to and separate from any increase in

EXHIBIT 10.5

interest due hereunder as a result of calculation of interest at the Default Rate, as hereinafter defined.

Upon the occurrence of any Event of Default (as defined in the Loan Agreement), and continuing until this Note is paid in full, and after maturity, the principal hereof then outstanding shall bear interest at the rate per annum determined by adding four percent (4%) to the Interest Rate (the “Default Rate”).

Upon the occurrence of an Event of Default, this Note and all other indebtedness of Borrower to Bank shall immediately become due and payable, without notice or demand by Bank.

All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to costs of collection and any other charges due hereunder, if any, then on accrued and unpaid interest on the unpaid principal balance of this Note and the remainder, if any, to said principal balance. Borrower may prepay all or any part of the principal balance of this Note.

Whenever Borrower is obligated to pay or reimburse Bank for any attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

All loans made by Bank against this Note and all payments made by Borrower on account of the unpaid principal amount hereof, shall be recorded on the books and records of the holder hereof and endorsed hereon prior to any transfer hereof, and Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount shown as owing on this Note on the books and records of the holder hereof shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note.

If Bank delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Bank’s rights, or of any breach, default or failure of condition of or under this Note. No waiver by Bank of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Bank. All of Bank’s remedies in connection with this Note or under applicable law shall be cumulative, and Bank’s exercise of any one or more of those remedies shall not constitute an election of remedies.

This Note has been executed and delivered in Chicago, Illinois and shall be construed in accordance with, and governed by, the laws of the State of Illinois.

In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

EXHIBIT 10.5

Borrower hereby irrevocably waives any right to trial by jury in any action, suit, counterclaim or proceeding (i) to enforce or defend any rights under or in connection with this Note, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith, or (ii) arising from any dispute or controversy arising in connection with or related to this Note, or any such amendment, instrument, document or agreement, and agrees that any such action, suit, counterclaim or proceeding shall be tried before a court and not before a jury.

Borrower promises to pay all reasonable costs and expenses (including reasonable attorneys’ fees and costs suffered or incurred by the holder hereof) in collecting this Note or in enforcing any rights under the Loan Agreement including any collateral granted thereunder. Except for notice required pursuant to the terms of the Loan Agreement, Borrower hereby waives notice of nonpayment, presentment for payment, notice of dishonor, and protest of this Note.

If more than one person or entity signs this Note as Borrower, their obligations under this Note shall be joint and several.

The obligations and liabilities under this Note of Borrower shall be binding upon and enforceable against Borrower, and its respective heirs, legatees, legal representatives, successors and assigns. This Note shall inure to the benefit of and may be enforced by Borrower, its successors and assigns.

Time is of the essence hereof.

Borrower acknowledges and agrees that the loan which is evidenced by this Note constitutes a “business loan” under the provisions of 815 ILCS ‘205/4.

If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day and interest shall be payable thereon at the interest rate set forth herein.

[EXECUTIONS ARE ON THE FOLLOWING PAGE]

EXHIBIT 10.5

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.

QC HOLDINGS, INC., a Kansas corporation		QC FINANCIAL SERVICES, INC. a Missouri corporation

By:	/S/ DON EARLY	By:	/S/ DON EARLY

Title:	President	Title:	President

QC FINANCIAL SERVICES OF CALIFORNIA, INC., a California corporation		FINANCIAL SERVICES OF NORTH CAROLINA, INC., a Delaware corporation

By:	/S/ DON EARLY	By:	/S/ DON EARLY

Title:	President	Title:	President

CASH TITLE LOANS, INC. a Missouri corporation		TITLE LOANS, INC., a Missouri corporation

By:	/S/ DON EARLY	By:	/S/ DON EARLY

Title:	President	Title:	President

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